Exhibit 99.1

LaBranche & Co Inc.

Jeffrey A. McCutcheon

Senior Vice President & Chief Financial Officer

(212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Second Quarter 2010 Results

NEW YORK, July 20, 2010 – LaBranche & Co Inc. (NYSE: LAB) (the “Company”) today reported financial results for the second quarter ended June 30, 2010. The Company reported an after-tax net loss of $14.0 million, or $0.33 per share, for the 2010 second quarter. This compares to after-tax net income of $13.3 million, or $0.24 per share, for the 2009 second quarter.

On a pro-forma basis, the Company reported a net loss from continuing operations for the second quarter of 2010 of $14.0 million, or $0.33 per share, compared to pro-forma net income from continuing operations of $7.4 million, or $0.13 per share, for the second quarter of 2009, which excludes income from the early of extinguishment of the Company’s public debt in the second quarter of 2009 at prices below par. Included in the 2010 second quarter results are non-cash charges of approximately $0.8 million for depreciation and share based compensation expense and one-time severance costs of $0.5 million.

The Company reported an after-tax net loss of $12.7 million, or $0.28 per share, for the six months ended June 30, 2010, which includes an after-tax charge of $4.3 million related to the redemption of all its remaining outstanding 11% Senior Notes due 2012. This compares to an after-tax net loss of $16.4 million, or $0.29 per share, for the six months ended June 30, 2009, which includes after-tax income of $0.6 million related to the redemption of a portion of the Company’s outstanding 11% Senior Notes due 2012.

On a pro-forma basis, the Company reported an after-tax net loss for the six months ended June 30, 2010 of $12.0 million, or $0.26 per share, compared to an after-tax pro-forma net loss of $25.0 million, or $0.45 per share, for the six months ended June 30, 2009. These pro-forma results exclude the expense and income, respectively, on early extinguishment of debt in the related periods as well as discontinued operations relating to the disposition of the Designated Market Maker business.

The negative results reported for the second quarter of 2010 are primarily attributable to losses in the Company’s equity options market-making division. These losses more than offset the income generated in the other divisions of the Company. The Company believes that market structure changes are having an increasingly greater impact on its business model and is making adjustments to its market-making business as a result of these changes.

Commencing in the first quarter of 2010, the Company is no longer adjusting its GAAP revenues to give pro forma effect to gains/losses in its NYX shares, because the Company has sold approximately 2.0 million of its 3.1 million previously-owned NYX shares, leaving the Company with approximately 1.1 million NYX shares. Adjustments that had been made in prior periods to reflect the gains/losses in our NYX shares have been removed from the attached Regulation G reconciliation to enable the reader to compare similar measures to the comparable prior-year period.

The Company is the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally and LaBranche Financial Services, LLC, which provides securities execution, fixed income and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009 (1)	2010	2009 (1)
REVENUES:
Net (loss) gain on trading	$(4,772)	$40,384	$22,905	$5,571
Commissions and other fees	3,648	7,850	8,986	15,739
Other	586	1,978	1,807	3,952

Total revenues	(538)	50,212	33,698	25,262

Interest expense:
Debt	—	5,393	2,639	11,057
Inventory financing	4,182	5,454	9,265	11,090

Total interest expense	4,182	10,847	11,904	22,147

Revenues, net of interest expense	(4,720)	39,365	21,794	3,115

EXPENSES:
Employee compensation and related benefits	5,059	10,744	16,553	16,794
Exchange, clearing, brokerage fees	5,364	11,178	10,308	15,987
Depreciation and amortization	484	981	972	1,924
Early extinguishment of debt	—	(1,038)	7,192	(1,038)
Other	6,259	6,209	12,487	12,954

Total expenses	17,166	28,074	47,512	46,621

(Loss) income from continuing operations before benefit for income taxes	(21,886)	11,291	(25,718)	(43,506)
(Benefit) provision for income taxes	(7,841)	3,934	(9,390)	(18,024)

(Loss) income from continuing operations	(14,045)	7,357	(16,328)	(25,482)

Discontinued operations:
(Loss) income from operations of discontinued unit	—	9,139	(352)	14,329
(Benefit) provision for income taxes	—	3,183	(4,019)	5,274

Income from discontinued operations	—	5,956	3,667	9,055

Net (loss) income	$(14,045)	$13,313	$(12,661)	$(16,427)

Weighted-average common shares outstanding:
Basic	42,677	55,394	45,592	56,883
Diluted	42,677	55,536	45,592	56,883

Basic net income (loss) per common share:
Continuing operations	$(0.33)	$0.13	$(0.36)	$(0.45)
Discontinued operations (1)	$—	$0.11	$0.08	$0.16

Total operations	$(0.33)	$0.24	$(0.28)	$(0.29)

Diluted net income (loss) per common share:
Continuing operations	$(0.33)	$0.13	$(0.36)	$(0.45)
Discontinued operations (1)	$—	$0.11	$0.08	$0.16

Total operations	$(0.33)	$0.24	$(0.28)	$(0.29)

(1)	In accordance with Financial Accounting Standards Board Accounting Standards the results of the DMM business have been reclassified as a discontinued operation for all periods presented.

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	As of
	June 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$166,529	$186,737
Cash and securities segregated under federal regulations	1,727	1,727
Receivable from brokers, dealers and clearing organizations	139,236	70,270
Receivable from customers	—	42,790
Financial instruments owned, at fair value	1,408,166	3,308,210
Office equipment and leasehold improvements, at cost, less accumulated depreciation andamortization of $9,736 and $8,777, respectively	10,858	11,680
Held for sale	—	32,748
Deferred tax assets	32,409	25,457
Income tax receivable	1,482	12,208
Other assets	9,862	17,808

Total assets	$1,770,269	$3,709,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Payable to brokers, dealers and clearing organizations	$114,184	$615,245
Payable to customers	34	43,515
Financial instruments sold, but not yet purchased, at fair value	1,378,476	2,497,674
Accrued compensation	3,935	9,431
Accounts payable and other accrued expenses	10,749	17,526
Other liabilities	5	12,945
Income tax payable	583	1,968
Held for sale	—	749
Short-term debt	—	189,323

Total liabilities	1,507,966	3,388,376

Total stockholders’ equity	262,303	321,259

Total liabilities and stockholders’ equity	$1,770,269	$3,709,635

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from continuing operations excluding non-operating items. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for our continuing business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

Commencing in the first quarter of 2010, the Company is no longer adjusting its GAAP revenues to give pro forma effect to gains/losses in its NYX shares due to the fact that the Company sold approximately 2.0 million of its 3.1 million previously-owned NYX shares, leaving the Company with approximately 1.1 million NYX shares. Therefore, the adjustments that reflected the loss in the Company’s NYX shares that were made in the Company’s earnings release for the second quarter of 2009 have been removed from this Regulation G reconciliation of non-GAAP financial measures. In the earnings release for the second quarter of 2009, the Company had adjusted reported revenues by a gain of $29.3 million and a loss of $33.2 million for the three and six months ended June 30, 2009, respectively, to reflect the fair value of the Company’s NYX shares in those periods. These adjustment amounts are removed in this earnings release to enable the reader to compare similar measures in each period.

The following is a reconciliation of U.S. GAAP results from continuing operations to our pro-forma results from continuing operations for the periods presented:

	Three Months Ended June 30,
	2010			2009
	Amounts as reported	Adjustments	Pro forma amounts	Amounts as reported	(1) Adjustments	Pro forma amounts
Revenues, net of interest expense, from continuing operations	$(4,720)	$—	(4,720)	$39,365	$—	39,365
Total expenses	17,166	—	17,166	28,074	1,038	29,112

(Loss) income before (benefit) provision for income taxes	(21,886)	—	(21,886)	11,291	(1,038)	10,253
(Benefit) provision for income taxes	(7,841)	—	(7,841)	3,934	(415)	3,519

(Loss) income from continuing operations	$(14,045)	$—	$(14,045)	$7,357	$(623)	$6,734

Basic per share	$(0.33)	$—	$(0.33)	$0.13	$(0.01)	$0.12
Diluted per share	$(0.33)	$—	$(0.33)	$0.13	$(0.01)	$0.12

	Six Months Ended June 30,
	2010			2009
	Amounts as reported	(1) Adjustments	Pro forma amounts	Amounts as reported	(1) Adjustments	Pro forma amounts
Revenues, net of interest expense, from continuing operations	$21,794	$—	21,794	$3,115	$—	3,115
Total expenses	47,512	(7,192)	40,320	46,621	1,038	47,659

(Loss) income before (benefit) provision for income taxes	(25,718)	7,192	(18,526)	(43,506)	(1,038)	(44,544)
(Benefit) provision for income taxes	(9,390)	2,877	(6,513)	(18,024)	(415)	(18,439)

(Loss) income from continuing operations	$(16,328)	$4,315	$(12,013)	$(25,482)	$(623)	$(26,105)

Basic per share	$(0.36)	$0.09	$(0.26)	$(0.45)	$(0.01)	$(0.46)
Diluted per share	$(0.36)	$0.09	$(0.26)	$(0.45)	$(0.01)	$(0.46)

(1)	Expense adjustment reflects the (income) expense associated with early extinguishment of the Company’s debt in accounting period.